Exhibit 5.3

July 22, 2005	Mayer, Brown, Rowe & Maw LLP
71 South Wacker Drive Chicago, Illinois 60606-4637 Main Tel (312) 782-0600 Main Fax (312) 701-7711
Loews Cineplex Entertainment Corporation	www.mayerbrownrowe.com
711 Fifth Avenue
New York, New York 10022

Re:	Registration Statement on Form S-4 (File No. 333-124111)

Ladies and Gentlemen:

We have acted as special counsel in the State of Illinois to each of the Illinois corporations identified on Schedule A attached hereto (the “Guarantors”), which we understand to be indirect, wholly owned subsidiaries of Loews Cineplex Entertainment Corporation, a Delaware corporation (the “Issuer”), in connection with (i) the proposed issuance by the Issuer in an exchange offer (the “Exchange Offer”) of $315,000,000 aggregate principal amount of 9% Senior Subordinated Notes due August 1, 2014 (the “Exchange Notes”), which are to be registered under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for like principal amount of the Issuer’s outstanding 9% Senior Subordinated Notes due August 1, 2014 (the “Initial Notes”), which have not been, and will not be, so registered, and (ii) the guarantee of the Exchange Notes (the “Guarantees”) by the Guarantors. This opinion is being delivered in connection with the filing of a registration statement on Form S-4 filed by the Issuer and the Guarantors with the Securities and Exchange Commission (the “Registration Statement”) for the purpose of registering the Exchange Notes and the Guarantees under the Securities Act.

The Initial Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture dated as of July 30, 2004 (the “Indenture”), between the Issuer, the Guarantors, the other subsidiaries of the Issuer listed on Exhibit H to the Indenture, and U.S. Bank National Association, as trustee. The terms of the Guarantees are contained in the Indenture and the Guarantees will be issued pursuant to the Indenture. Capitalized terms defined in the Indenture and not otherwise defined herein are used herein with the meanings so defined.

I. DOCUMENTS EXAMINED

In connection with this opinion, we have reviewed copies of the executed originals of the following documents:

A.	the Indenture; and

Berlin Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles New York Palo Alto Paris Washington, D.C. Independent Mexico City Correspondent: Jauregui, Navarrete y Nader S.C.

Mayer, Brown, Rowe & Maw LLP operates in combination with our associated English limited liability partnership in the offices listed above.

Loews Cineplex Entertainment Corporation

July 22, 2005

B.	resolutions of the boards of directors of each of the Guarantors certified by the corporate secretary of each of the Guarantors as accurate and complete as of July 30, 2004 and June 28, 2005.

We have also examined Certificates of Good Standing dated July 22, 2005 issued by the Secretary of State of the State of Illinois with respect to each of the Guarantors (the “State Good Standing Certificates”).

II. ASSUMPTIONS

In rendering the opinions expressed herein, we have assumed the following without independent investigation:

A. Authenticity. The genuineness of the signatures on all documents, certificates and instruments; the authenticity and completeness of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies; and the accuracy of all statements of fact contained in, and all schedules and exhibits to, all documents reviewed by us;

B. Competency. That all persons acting on behalf of each of the Guarantors were duly elected to their respective positions as an officer or director of their respective entity in accordance with such entity’s charter and/or bylaws and are legally competent;

C. No Conflict. That neither the Indenture, the Guarantees, the Initial Notes nor the Exchange Notes will (i) violate the organizational documents of any Guarantor or (ii) conflict with or result in a breach of or constitute a default under or a violation of any license, judgment, decree, mortgage, order, indenture or other agreement, instrument or obligation of any Guarantor or by which such Guarantor or any of such Guarantor’s property is bound;

As to matters of fact material to our opinion, we have relied, without independent verification, on the State Good Standing Certificates and representations made in the Indenture.

Loews Cineplex Entertainment Corporation

July 22, 2005

III. THE OPINION

Based upon the foregoing assumptions, and subject to the qualifications set forth herein, we are of the opinion that:

A. The Guarantors are validly existing and in good standing under the laws of the State of Illinois.

B. The Indenture has been duly authorized by the Guarantors.

C. The Guarantees have been duly authorized by the Guarantors.

D. The execution of the Indenture by the Guarantors and the performance by the Guarantors of the terms and provisions thereof do not, and the performance of the terms and provisions of the Guarantees in accordance with the Indenture will not, violate any laws of the State of Illinois of general application to business entities similarly situated to the Guarantors.

IV. QUALIFICATIONS

The opinions expressed herein are further subject to and qualified by the following:

A. Federal Bankruptcy Code and Similar Laws. The opinions set forth herein are subject to the effect of limitations contained in Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. and all other applicable receivership, conservatorship, bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the rights of creditors generally.

B. Certain Laws Excluded. No opinion is expressed herein as to any securities or “blue sky” laws or compliance with fiduciary duty requirements.

C. Equitable Considerations. The opinions expressed herein are limited by (a) equitable principles, including the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, and (b) with respect to any indemnity, waiver and similar provisions contained in the Indenture, the Guarantees, the Initial Notes or the Exchange Notes, public policy considerations.

Loews Cineplex Entertainment Corporation

July 22, 2005

D. Members of Illinois Bar. We are members of the Bar of the State of Illinois. The opinions expressed herein are limited exclusively to the internal laws of the State of Illinois without regard to principles of conflicts of laws.

E. Enforceability. No opinion is expressed herein as to the enforceability of any of the Indenture, the Guarantees, the Initial Notes or the Exchange Notes.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” contained in the Prospectus included therein. We also hereby consent to Ropes & Gray LLP relying upon this opinion in providing any opinion to be delivered by them in respect of the foregoing. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ MAYER, BROWN, ROWE & MAW LLP

Schedule A

Crestwood Cinemas, Inc., an Illinois corporation

Illinois Cinemas, Inc., an Illinois corporation

Loews Chicago Cinemas, Inc., an Illinois corporation

Loews Merrillville Cinemas, Inc., an Illinois corporation

Loews Piper’s Theaters, Inc., an Illinois corporation

Loews Rolling Meadows Cinemas, Inc., an Illinois corporation

North Star Cinemas, Inc., an Illinois corporation

Rosemont Cinemas, Inc., an Illinois corporation

Skokie Cinemas, Inc., an Illinois corporation

South Holland Cinemas, Inc., an Illinois corporation

Webster Chicago Cinemas, Inc., an Illinois corporation

Woodfield Cinemas, Inc., an Illinois corporation

Woodridge Cinemas, Inc., an Illinois corporation